UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

January 19, 2026

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory arrangements of Certain Officers.

A. Retirement of Maritza G. Montiel

On January 19, 2026, Maritza G. Montiel informed the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of McCormick & Company, Incorporated (the “Registrant”) that she intends to retire from the Board of the Registrant and will not stand for election at the Registrant’s next annual stockholders’ meeting, which is currently scheduled for April 1, 2026. Ms. Montiel will continue to serve on the Board until such stockholders’ meeting.

B. Retirement of W. Anthony Vernon

On January 19, 2026, W. Anthony Vernon informed the Nominating and Corporate Governance Committee of the Board of the Registrant that he intends to retire from the Board of the Registrant and will not stand for election at the Registrant’s next annual stockholders’ meeting, which is currently scheduled for April 1, 2026. Mr. Vernon will continue to serve on the Board until such stockholders’ meeting.

C. Appointment of Richard Dierker

On January 20, 2026, the Board of the Registrant appointed Richard Dierker to the Board of the Registrant with effect from February 1, 2026, on which date he will become a member of the Audit Committee of the Board. Mr. Dierker is the President and Chief Executive Officer, and a member of the Board of Directors, of Church & Dwight Co., Inc.

Mr. Dierker does not have any family relationships with any of the executive officers or directors of the Registrant. There are no arrangements or understandings between Mr. Dierker and any other persons pursuant to which Mr. Dierker was selected as a director. Mr. Dierker will participate in the compensation arrangements for non-executive directors described on pages 23 through 24 of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 13, 2025. There have been no transactions, nor are there any currently proposed transactions, to which the

Registrant was or is to be a party and with which Mr. Dierker or any member of his immediate family had, or will have, a direct or indirect material interest.

D. Appointment of Gavin Hattersley

On January 20, 2026, the Board of the Registrant appointed Gavin Hattersley to the Board of the Registrant with effect from February 1, 2026, on which date he will become a member of the Compensation and Human Capital Committee of the Board. Mr. Hattersley is the recently retired President and Chief Executive Officer and member of the Board of Directors of the Molson Coors Beverage Company.

Mr. Hattersley does not have any family relationships with any of the executive officers or directors of the Registrant. There are no arrangements or understandings between Mr. Hattersley and any other persons pursuant to which Mr. Hattersley was selected as a director. Mr. Hattersley will participate in the compensation arrangements for non-executive directors described on pages 23 through 24 of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 13, 2025. There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Mr. Hattersley or any member of his immediate family had, or will have, a direct or indirect material interest.

* * *

On January 21, 2026, the Registrant issued a press release titled “McCormick Appoints Gavin Hattersley and Rick Dierker to Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99	Press release titled “McCormick Appoints Gavin Hattersley and Rick Dierker to Board of Directors."
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

January 21, 2026	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary